Exhibit 21
Principal Subsidiaries of Hewlett Packard Enterprise Company

The registrant's principal subsidiaries and affiliates as of October 31, 2021 are included in the list below.

COUNTRY	SUBSIDIARY
ARGENTINA	Hewlett-Packard Argentina S.R.L.
AUSTRALIA	Hewlett-Packard Australia Pty Ltd
HP Financial Services (Australia) Pty Limited
AUSTRIA	Hewlett-Packard Gesellschaft mbH
BELGIUM	Hewlett Packard Enterprise Belgium BV/SRL
BRAZIL	HP Financial Services Arrendamento Mercantil S.A.
Hewlett-Packard Brasil Ltda.
BULGARIA	Hewlett-Packard Global Delivery Bulgaria Center EOOD
CANADA	Hewlett-Packard Financial Services Canada Company
Hewlett Packard Enterprise Canada Co.
CAYMAN ISLANDS	H3C Holdings Limited
CHILE	Hewlett-Packard Chile Comercial Limitada
HP Financial Services (Chile) Limitada
CHINA	New H3C Technologies Co., Ltd.
Hewlett Packard Enterprise (China) Co., Ltd.
Hewlett Packard Enterprise Financial Leasing Co., Ltd
Shanghai Hewlett-Packard Co. Ltd.
Unis Huashan Technologies Co., Limited
COLOMBIA	Hewlett Packard Colombia Ltda.
COSTA RICA	Hewlett-Packard Enterprise Costa Rica, Ltda.
CZECH REPUBLIC	Hewlett-Packard s.r.o.
DENMARK	Hewlett-Packard ApS
EGYPT	Hewlett-Packard Egypt Ltd.
ENGLAND & WALES	Hewlett-Packard Holdings Ltd.
Hewlett-Packard Limited
FINLAND	Hewlett-Packard OY
FRANCE	Hewlett-Packard France SAS
Hewlett-Packard Centre de Compétences, France SAS
GERMANY	Hewlett-Packard GmbH
GREECE	Hewlett-Packard Hellas EPE
HONG KONG	Hewlett-Packard HK SAR Ltd.
HUNGARY	Hewlett-Packard Informatikai Korlátolt Felelösségü Társaság
INDIA	Hewlett Packard Enterprise India Private Limited
Hewlett-Packard Financial Services (India) Private Limited
Hewlett Packard Enterprise GlobalSoft Private Limited
Hewlett-Packard (India) Software Operation Private Limited
Global e-Business Operations Private Limited
IRELAND	Hewlett-Packard International Bank Designated Activity Company
Hewlett-Packard Galway Limited
Hewlett Packard Enterprise Ireland Limited
ISRAEL	Hewlett-Packard (Israel) Ltd.
ITALY	Hewlett-Packard Italiana S.r.l.

HPFS Rental S.R.L.
JAPAN	Hewlett Packard Japan, G.K.
HP Financial Services (Japan) K.K.
KOREA, REPUBLIC OF	Hewlett-Packard Korea Ltd.
MACAU	Hewlett-Packard Macau Limited
MALAYSIA	Hewlett-Packard (M) Sdn. Bhd.
MAURITIUS	Compaq Computer (Mauritius)
MEXICO	Hewlett-Packard Mexico S. de R.L. de C.V.
Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
Hewlett-Packard Centro de Servicios Globales, S. de R.L. de C.V.
MOROCCO	Hewlett-Packard SARL
MOZAMBIQUE	Hewlett-Packard Moçambique, Limitada - Sociedada em Liquidação
NETHERLANDS	Compaq Trademark B.V.
Hewlett-Packard Caribe B.V.
Hewlett Packard Enterprise B.V.
Hewlett-Packard Nederland B.V.
Hewlett Packard Enterprise CRL
Hewlett Packard Ventures B.V.
Hewlett Packard Enterprise Holdings CRL
NEW ZEALAND	Hewlett-Packard New Zealand
NIGERIA	Hewlett-Packard (Nigeria) Limited
NORWAY	Hewlett-Packard Norge AS
PERU	Hewlett-Packard Peru S.R.L.
PHILIPPINES	Hewlett-Packard Philippines Corporation
POLAND	Hewlett Packard Enterprise Polska sp. z o.o.
Hewlett Packard Enterprise Global Business Center Sp. z o.o.
PORTUGAL	Hewlett-Packard Portugal Lda.
PUERTO RICO	Hewlett Packard Caribe BV LLC – Puerto Rico Branch
HP International Trade B.V.
ROMANIA	Global E-Business Operations Centre SRL
RUSSIAN FEDERATION	Limited Liability Company Hewlett Packard Enterprise
SAUDI ARABIA	Hewlett Packard Enterprise Limited
SINGAPORE	Hewlett-Packard Asia Pacific Pte. Ltd.
Hewlett-Packard Singapore (Sales) Pte. Ltd.
Hewlett Packard Enterprise Singapore Pte. Ltd
SOUTH AFRICA	Hewlett-Packard South Africa (Proprietary) Limited
SPAIN	Hewlett-Packard Servicios España S.L
SWEDEN	Hewlett-Packard Sverige AB
SWITZERLAND	Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
Hewlett-Packard International Sàrl
Hewlett-Packard (Schweiz) GmbH
TAIWAN	Hewlett Packard Taiwan Ltd.
Hewlett Packard Enterprise International Pte. Ltd., Taiwan Branch
THAILAND	Hewlett-Packard (Thailand) Limited
TURKEY	Hewlett-Packard Teknoloji Çözümleri Limited Şirketi
UNITED ARAB EMIRATES	Hewlett-Packard Middle East FZ-LLC
UNITED STATES	3Com International, Inc.

3PAR Inc.
Aruba Networks, LLC
Cloud Technology Partners, LLC
Cray Inc.
EDS World Corporation (Far East) LLC
Hewlett-Packard Financial Services Company
Hewlett Packard Pathfinder, LLC
HP Financial Services International Holdings Company
HPE Government, LLC
HPFS Global Holdings II, LLC
Nimble Storage, Inc.
Hewlett Packard Enterprise Development LP
VENEZUELA	Hewlett-Packard Venezuela, S.R.L.